                                                                   EXHIBIT 4.6.4


                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
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     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"),
                                                                ---------
dated as of February _____, 1999, is entered into by and between TRANSCEND SERVICES, INC., a Delaware corporation ("Borrower") and COAST BUSINESS CREDIT, a
                                         --------
division of Southern Pacific Thrift & Loan Association, a California corporation ("Coast"), in light of the following facts:
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                                    RECITALS
                                    --------

          A. Borrower and Coast are parties to that certain Loan and Security Agreement dated as of April 3, 1997, as supplemented by that certain Schedule to Loan and Security Agreement dated as of April 3, 1997 (the "Schedule") and as amended by a letter agreement dated as of April 3, 1997, a
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First Amendment dated as of April 15, 1997 and a Second Amendment dated as of
August 8, 1997 (collectively, the "Loan Agreement").
                                   --------------

          B. Borrower has requested that Lender agree to increase the Maximum Dollar Amount from Five Million Dollars ($5,000,000) to Ten Million Dollars ($10,000,000).

          C. Borrower and Coast are willing to amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Coast's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.      Defined Terms.  Any and all initially capitalized terms set
                  -------------
forth in this Amendment without definition shall have the respective meanings assigned thereto in the Loan Agreement.

          2.      Increase in Maximum Dollar Amount.  The first paragraph of
                  ---------------------------------
Section 1 of the Schedule (entitled "Credit Facility") is hereby amended to read in its entirety as follows:

          "Loans in a total amount at any time outstanding not to exceed Ten Million Dollars ($10,000,000) (the "Maximum Dollar Amount") consisting of Outsourcing Contract Loans (as hereinafter defined), Transcription Services Receivable Loans (as hereinafter defined), Transcription Services Contract Loans (as hereinafter defined) and Capital Expenditure Loans (as hereinafter defined)."

          3.      Increase in Facility Fee.  The second section of Section 3 of
                  ------------------------
the Schedule (entitled "Facility Fee") is hereby amended to read in its entirety as follows:

          "Six Thousand Dollars ($6,000) per calendar quarter, payable in advance on the first Business Day of each calendar quarter. Upon execution of this Amendment, Borrower shall pay Coast the difference between Six Thousand Dollars ($6,000) and the Facility Fee already paid to Coast for the first calendar quarter of 1999 pro rated for the remainder of such calendar quarter."

          4.      Early Termination Fee.  The third paragraph of Section 4 of
                  ---------------------
the Schedule (entitled "Early Termination Fee") is hereby amended to read in its entirety as follows:
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          "An amount equal to (a) three percent (3%) of the Maximum Dollar
          Amount if such early termination occurs on or prior to May 31, 1999; or (b) two percent (2%) of the Maximum Dollar Amount if such early termination occurs after May 31, 1999 but on or prior to May 31, 2000; or (c) one percent (1%) of the Maximum Dollar Amount if such early termination occurs after May 31, 2000 but prior to the Maturity Date."

          5.      Tangible Net Worth Definition.  Section 8 of the Schedule
                  -----------------------------
(entitled "Additional Definitions") is hereby amended to add the following definition:

          "'Tangible Net Worth` means consolidated shareholders' equity plus
            ------------------
          subordinated debt otherwise permitted hereunder, less goodwill,
                                                           ----
          patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items and any other assets of Borrower that would be treated as intangible assets on Borrower's balance sheet prepared in accordance with generally accepted accounting principles in effect from time to time in the United States, consistently applied."

          6.      Consolidated Tangible Net Worth Definition.  The definition of
                  ------------------------------------------
"Consolidated Tangible Net Worth" contained in Section 8 of the Schedule (entitled "Additional Definitions") is hereby amended in its entirety as follows:

          "'Consolidated Tangible Net Worth` at any date of determination means
            -------------------------------
          Borrower's Tangible Net Worth on a consolidated basis as determined in accordance with generally accepted accounting principles in effect from time to time in the United States, consistently applied."

          7.      Consolidated Tangible Net Worth Requirement.  Item 4 of
                  -------------------------------------------
Section 7 of the Schedule (entitled "Conditions Precedent") is hereby amended in its entirety as follows:

                  "4.    Consolidated Tangible Net Worth equals at
                  least Three Million Dollars ($3,000,000);"

          8.      Maturity Date.  The first paragraph of Section 4 of the
                  -------------
Schedule (entitled "Maturity Date") is hereby amended to read in its entirety as follows:

          "May 31, 2001, subject to automatic renewal as provided in Section 6.1 above, and early termination as provided in Section 6.2 above."

          9.      Line Increase Fee.  Upon execution of this Amendment, Borrower
                  -----------------
shall pay Coast a line increase fee of Fifty Thousand Dollars ($50,000).

          10.      Amendment Fee.  Upon execution of this Amendment, Borrower
                   -------------
shall pay Coast an amendment fee of Five Thousand Dollars ($5,000).

          11.      Effectiveness of this Amendment.  Coast must have received
                   -------------------------------
the following items, in form and content acceptable to Lender, before this Amendment is effective and before Coast is required to extend any credit to Borrower as provided for by this Amendment.

                   (a) Amendment. This Amendment fully executed in a sufficient
                       ---------
number of counterparts for distribution to Coast and Borrower.

                   (b) Representations and Warranties. The representations and
                       ------------------------------
warranties set forth in the Loan Agreement must be true and correct.

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

                   (c) Consent. Coast has received counterparts of the Consent
                       -------
appended hereto (the "Consent") executed by Sullivan Health Management Services,
                      -------
Inc. ("Guarantor") (Guarantor, together with Borrower, each a "Loan Party").
       ---------                                               ----------

                   (d) Other Required Documentation. All other documents, legal
                       ----------------------------
matters and fees in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Coast.

          12.      Representations and Warranties.  Borrower represents and
                   ------------------------------
warrants as follows:

                   (a) Authority. Each Loan Party has the requisite corporate
                       ---------
power and authority to execute and deliver this Amendment or the Consent, as applicable, and to perform its obligations hereunder and under the Loan Agreement and any other document entered into in connection with the Loan Agreement (collectively, the "Loan Documents") (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Borrower of this Amendment and by Guarantor of the Consent have been duly approved by all necessary corporate action of such Loan Party and no other corporate proceedings on the part of such Loan Party are necessary to consummate such transactions.

                  (b) Enforceability.  This Amendment has been duly executed and
                      --------------
delivered by Borrower. The Consent has been duly executed and delivered by Guarantor. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Loan Party hereto or thereto, enforceable against such Loan Party in accordance with its terms, and is in full force and effect.

                  (c) Representations and Warranties.  The representations and
                      ------------------------------
warranties contained in the Loan Agreement and the other Loan Documents (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                  (d) No Default.  No event has occurred and is continuing that
                      ----------
constitutes an Event of Default.

          13.      Choice of Law.   The validity of this Amendment, its
                   -------------
construction, interpretation and enforcement and the rights of the parties hereunder shall be determined under, governed by and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

          14.      Counterparts.  This Amendment may be executed in any number
                   ------------
of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment or the Consent by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment or the Consent.

          15.      Reference to and Effect on the Loan Documents.
                   ---------------------------------------------

                  (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

                  (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Coast.

                  (c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

          16.      Ratification.  Borrower hereby restates, ratifies and
                   ------------
reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

          17.      Estoppel.  To induce Coast to enter into this Amendment and
                   --------
to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Coast with respect to the Obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.


                      TRANSCEND SERVICES, INC.,
                      a Delaware corporation

                      By:______________________________________
                         President or Vice President

                      By:______________________________________
                         Secretary or Ass't Secretary


                      COAST BUSINESS CREDIT,
                      a division of Southern Pacific Thrift & Loan Association

                      By:______________________________________
                         Ernest Oon
                         Vice President

                      By:______________________________________
                         Secretary or Ass't Secretary

                                    CONSENT

                         Dated as of February ___, 1999

  The undersigned, as Guarantor under the Continuing Guaranty dated as of
April 3, 1997 (the "Guaranty"), hereby consents and agrees to that certain Third
                    --------
Amendment to Loan and Security Agreement by and between Transcend Services, Inc. and Coast Business Credit (the "Amendment"), and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the "Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment.


SULLIVAN HEALTH MANAGEMENT SERVICES, INC., a Georgia corporation


By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

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